Exhibit 24
POWER OF ATTORNEY
The undersigned director of Vulcan Materials Company, a New Jersey corporation, hereby nominates, constitutes and appoints Robert A. Wason IV, Amy M. Tucker and Jerry F. Perkins Jr. and each of them, the true and lawful attorneys of the undersigned to sign the name of the undersigned as director to the Annual Report on Form 10-K for the year ended December 31, 2010 of said corporation to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and to any and all amendments to said report.
The undersigned hereby grants to said attorneys full power of substitution, resubstitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.
IN WITNESS WHEREOF, the undersigned director of Vulcan Materials Company has executed this Power of Attorney this 22nd day of February, 2011.

/s/ Philip J. Carroll, Jr.
Philip J. Carroll, Jr.

/s/ Phillip W. Farmer
Phillip W. Farmer

/s/ H. Allen Franklin
H. Allen Franklin

/s/ Ann McLaughlin Korologos
Ann McLaughlin Korologos

/s/ Douglas J. McGregor
Douglas J. McGregor

/s/ James V. Napier
James V. Napier

/s/ Richard T. O’Brien
Richard T. O’Brien

/s/ James T. Prokopanko
James T. Prokopanko

/s/ Donald B. Rice
Donald B. Rice

/s/ Vincent J. Trosino
Vincent J. Trosino

/s/ Kathleen Wilson-Thompson
Kathleen Wilson-Thompson

Exhibit 24